EXHIBIT 99.1

News Release

For Immediate Release: January 23, 2004

Liberty National Bancshares, Inc. Reports Fourth Quarter and 2003 Year End Earnings

CONYERS, Georgia – January 23, 2004 – Liberty National Bancshares, Inc. today announced the results of its operations for the fourth quarter and year ended December 31, 2003. Net income for the fourth quarter of 2003 was $439 thousand compared to $378 thousand for the same period last year, reflecting a 16 percent improvement. Net income for the year ended December 31, 2003 totaled $1.49 million and constitutes a 42 percent increase compared to net income of $1.05 million during 2002. Total assets increased 11 percent during the fourth quarter of 2003, and the $157.0 million aggregate total assets at December 31, 2003 represents a 30 percent increase from total assets at December 31, 2002.

Fourth quarter net-interest income (the interest earned on loans and investments minus the interest paid on deposits and other borrowings) was $1.46 million, an increase of 11 percent over the same period in 2002. Net-interest income for the year ended December 31, 2003 totaled $5.49 million and represents a 20 percent increase compared to 2002.

For the fourth quarter ended December 31, 2003, non-interest income (other fees for services) increased $478 thousand, an 18 percent improvement compared to the fourth quarter of 2002. Non-interest operating expenses rose $171 thousand, or 17 percent more than the total for the fourth quarter of 2002, to $1.18 million. Non-interest income for the year ended December 31, 2003 totaled $1.80 million and was 30 percent higher than during 2002. Non-interest operating expenses for the year ended December 31, 2003 totaled $4.57 million, which represents a 16 percent increase compared to 2002.

Gross loans at December 31, 2003 totaled $130.5 million, which constitutes a 35 percent increase over the December 31, 2002 balance and 11 percent growth since September 30, 2003. Deposits, as of December 31, 2003, were $140.58 million, which represents an 11 percent increase compared to the total as of September 30, 2003, and a 31 percent increase since the 2002 fiscal year end.

“We are very pleased with the 42 percent increase in net income during 2003,” stated Bill Daniel, Liberty National’s CEO. “The company continues to generate capital, and produce record earnings and asset growth. Last year we were able to deliver exemplary results for our shareholders, keep costs down, and

For more information contact:

•  Bill Daniel, Chief Executive Officer  •  Liberty National Bank  •  1000 Georgia Highway 138  •  Conyers, Georgia 30013

•

•  770-785-7880  •  wwwlibertywebbank.com  •

News Release

For Immediate Release: January 23, 2004

continue to create a positive, competitive, and service-conscious environment for our customers,” Daniel noted.

Liberty National Bancshares, Inc., formerly named Rockdale National Bancshares, Inc., is a one-bank holding company that owns 100 percent of the issued and outstanding stock of Liberty National Bank, which operates offices in Rockdale and Newton Counties. A full-service financial institution, Liberty National Bank offers checking, savings, and commercial, mortgage, and construction lending services. Three locations – two in Rockdale County and one in Newton County– are available to serve customers in addition to Internet Banking at www.libertywebbank.com and Telephone Banking at 404-881-9739.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in the release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” “continue,” or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of the company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect the company’s financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For more information contact:

•  Bill Daniel, Chief Executive Officer  •  Liberty National Bank  •  1000 Georgia Highway 138  •  Conyers, Georgia 30013

•

•  770-785-7880  •  wwwlibertywebbank.com  •